Exhibit 21.1

                               SUBSIDIARY LIST (1)
                        Ball Corporation and Subsidiaries

   The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation).

                                                                        State or Country
                                                                        of Incorporation           Percentage
   Name                                                                  or Organization         Ownership (2)

   Ball Capital Corp.                                                       Colorado                 100%
   Ball Packaging Corp.                                                     Colorado                 100%
      Ball Asia Pacific Limited                                             Colorado                 100%
      Ball Plastic Container Corp.                                          Colorado                 100%
      Ball Metal Food Container Corp.                                       Delaware                 100%
      Ball Metal Beverage Container Corp.                                   Colorado                 100%
      Ball Metal Packaging Sales Corp.                                      Colorado                 100%
   Ball Aerospace & Technologies Corp.                                      Delaware                 100%
     Ball Aerospace - (Australia), Pty Ltd.                                 Australia                100%
     Ball Systems Technology Limited                                     United Kingdom              100%
     Ball Technology Services Corporation                                  California                100%
   Ball Packaging Products Canada, Inc.                                      Canada                  100%
   FTB Packaging Limited                                                    Hong Kong                 98%
      Beijing FTB Packaging Limited.                                          China                   83%
      FTB Tooling & Engineering Ltd.                                        Hong Kong                 98%
      Fully Tech Industrial Ltd.                                            Hong Kong                 68%
      Greater China Trading Ltd.                                         Cayman Islands               98%
      Hubei FTB Packaging Limited                                             China                   78%
      Ningbo FTB Can Company Limited.                                         China                   73%
      Xi'an Kunlun FTB Packaging Limited                                      China                   59%
      Zhuhai FTB Packaging Limited                                            China                   63%
      FTB Ningbo Investment Limited                                         Hong Kong                 98%
      M.C. Packaging (Hong Kong) Limited                                    Hong Kong                 73%
         MCP Beverage Packaging Limited                                     Hong Kong                 73%
         MCP Industries Limited                                             Hong Kong                 73%
         Plasco Limited                                                     Hong Kong                 51%
         Hainan M.C. Packaging Limited                                        China                   66%
         Hangzhou M.C. Packaging Company Limited                              China                   37%
         Panyu MCP Industries Limited                                         China                   66%
         Shenzhen M.C. Packaging Limited                                      China                   44%
         Tianjin M.C. Packaging Limited                                       China                   59%
         Hemei Containers (Tianjin) Co. Ltd.                                  China                   49%
         Suzhou M.C. Beverage Packaging Co. Ltd.                              China                   40%
         Tianjin MCP Cap Manufacture Company Limited                          China                   59%
         Tianjin MCP Industries Limited                                       China                   59%
         Zhongfu (Taicang) Plastic Products Co. Ltd.                          China                   51%
   GPT Global Packaging Technology AB                                        Sweden                  100%

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   The  following is a list of affiliates  of Ball  Corporation  included in the financial statements on the basis of equity accounting:
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

                                                                             State or Country
                                                                             of Incorporation        Percentage
   Name                                                                      or Organization       Ownership (2)

   EarthWatch Incorporated                                                       Colorado                48%
   San Miguel Yamamura Ball Corp.                                              Philippines                6%
   Lam Soon-Ball Yamamura                                                         Taiwan                  8%
   Latapack-Ball Embalagens Ltda.                                                 Brazil                 50%
   Centrotampa Embalagens Ltda.                                                   Brazil                 50%
   Thai Beverage Can Ltd.                                                        Thailand                40%

The following are owned indirectly through FTB Packaging Limited:

   Sanshui Jianlibao FTB Packaging Limited                                        China                  34%
   Zhongshan Yedao Drinks Limited                                                 China                  25%
   Norinco-MCP (Hong Kong) Limited                                              Hong Kong                22%
   Guangzhou M.C. Packaging Limited                                               China                  15%
   Maoming Norinco MCP Company Limited                                            China                  16%
   Qindao M.C. Packaging Limited                                                  China                  29%
   Richmond Systempak Limited                                                   Hong Kong                24%
   Shenzhen Norinco-MCP Company Limited                                           China                  22%
   Beijing Shente Container Co. Ltd.                                              China                  16%


(1) In accordance with Regulation S-K, Item 601(b)(22)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(v).
(2) Represents the Registrant's direct and/or indirect ownership in each of the subsidiaries' voting capital share.

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